Exhibit 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road Mechanicsburg, PA 17055 NYSE Symbol: SEM

Select Medical Holdings Corporation Announces Results

For Its Fourth Quarter and Year Ended December 31, 2024, Its 2025 Business Outlook, and Cash Dividend

MECHANICSBURG, PENNSYLVANIA — February 20, 2025 — Select Medical Holdings Corporation (“Select Medical,” “we,” “us,” or “our”) (NYSE: SEM) today announced results for its fourth quarter and year ended December 31, 2024, its 2025 business outlook, and the declaration of a cash dividend.

On November 25, 2024, we completed a tax-free distribution of 104,093,503 shares of common stock of Concentra Group Holdings Parent, Inc. (“Concentra”) to our stockholders. Holders of our common stock received 0.806971 shares of Concentra common stock for each outstanding share of our common stock owned as of November 18, 2024. Following the completion of the distribution, we no longer own any shares of Concentra’s common stock. The results of Concentra, and related transaction costs, have been reflected as discontinued operations in the consolidated statements of operations, and prior periods have been recast to reflect this presentation.

For the fourth quarter ended December 31, 2024, revenue increased 7.8% to $1,312.6 million, compared to $1,218.1 million for the same quarter, prior year. Income from continuing operations before other income and expense was $21.1 million for the fourth quarter ended December 31, 2024, compared to $64.9 million for the same quarter, prior year. Loss from continuing operations, net of tax, was $10.5 million for the fourth quarter ended December 31, 2024, compared to income from continuing operations, net of tax, of $30.3 million for the same quarter, prior year. In connection with the distribution of Concentra, there was a one-time acceleration of $45.9 million of stock compensation expense, which reduced income (loss) from continuing operations for the quarter ended December 31, 2024. Additionally, during the quarter ended December 31, 2024, we recognized a loss on early retirement of debt of $17.9 million as a result of the debt refinancing transactions described below. Adjusted EBITDA increased 3.8% to $116.0 million for the fourth quarter ended December 31, 2024, compared to $111.8 million for the same quarter, prior year. Diluted loss per common share from continuing operations was $0.19 for the fourth quarter ended December 31, 2024, compared to earnings per common share from continuing operations of $0.12 for the same quarter, prior year. Adjusted earnings per common share from continuing operations, net of tax, which excludes the one-time acceleration of stock compensation expense, the loss on early retirement of debt, and certain reclassified transaction costs associated with the Concentra transaction, increased 50.0% to $0.18 for the fourth quarter ended December 31, 2024, compared to $0.12 for the same quarter, prior year. The definition of Adjusted EBITDA and a reconciliation of income from continuing operations, net of tax, to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share from continuing operations, net of tax, to adjusted earnings per common share from continuing operations, net of tax, is presented in table X of this release.

For the year ended December 31, 2024, revenue increased 7.5% to $5,187.1 million, compared to $4,826.0 million for the prior year. Income from continuing operations before other income and expense increased 0.4% to $268.3 million for the year ended December 31, 2024, compared to $267.2 million for the prior year. Income from continuing operations, net of tax, increased 17.7% to $130.0 million for the year ended December 31, 2024, compared to $110.5 million for the prior year. In connection with the distribution of Concentra, there was a one-time acceleration of $45.9 million of stock compensation expense, which reduced income from continuing operations for the year ended December 31, 2024. Additionally, during the year ended December 31, 2024, we recognized a loss on early retirement of debt of $28.8 million. Adjusted EBITDA increased 14.4% to $510.4 million for the year ended December 31, 2024, compared to $446.1 million for the prior year. Earnings per common share from continuing operations, net of tax, increased 10.9% to $0.51 for the year ended December 31, 2024, compared to $0.46 for the prior year. Adjusted earnings per common share from continuing operations, net of tax, which excludes the one-time acceleration of stock compensation expense and the loss on early retirement of debt, increased 74.1% to $0.94 for the year ended December 31, 2024, compared to $0.54 for the prior year. The definition of Adjusted EBITDA and a reconciliation of income from continuing operations, net of tax, to Adjusted EBITDA are presented in table IX of this release. A reconciliation of earnings per common share from continuing operations, net of tax, to adjusted earnings per common share from continuing operations, net of tax, is presented in table X of this release.

Company Overview

Select Medical is one of the largest operators of critical illness recovery hospitals, rehabilitation hospitals, and outpatient rehabilitation clinics in the United States based on number of facilities. Select Medical’s reportable segments include the critical illness recovery hospital segment, the rehabilitation hospital segment, and the outpatient rehabilitation segment. As of December 31, 2024, Select Medical operated 104 critical illness recovery hospitals in 29 states, 35 rehabilitation hospitals in 14 states, and 1,914 outpatient rehabilitation clinics in 39 states and the District of Columbia. At December 31, 2024, Select Medical had operations in 40 states and the District of Columbia. Information about Select Medical is available at www.selectmedical.com.

Critical Illness Recovery Hospital Segment

For the fourth quarter ended December 31, 2024, revenue for the critical illness recovery hospital segment increased 5.9% to $600.4 million, compared to $567.1 million for the same quarter, prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 10.0% to $63.1 million for the fourth quarter ended December 31, 2024, compared to $57.4 million for the same quarter, prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 10.5% for the fourth quarter ended December 31, 2024, compared to 10.1% for the same quarter, prior year. Certain critical illness recovery hospital key statistics are presented in table VII of this release for the fourth quarters ended December 31, 2024 and 2023.

For the year ended December 31, 2024, revenue for the critical illness recovery hospital segment increased 6.3% to $2,444.2 million, compared to $2,299.8 million for the prior year. Adjusted EBITDA for the critical illness recovery hospital segment increased 22.6% to $301.6 million for the year ended December 31, 2024, compared to $246.0 million for the prior year. The Adjusted EBITDA margin for the critical illness recovery hospital segment was 12.3% for the year ended December 31, 2024, compared to 10.7% for the prior year. Certain critical illness recovery hospital key statistics are presented in table VIII of this release for the years ended December 31, 2024 and 2023.

Rehabilitation Hospital Segment

For the fourth quarter ended December 31, 2024, revenue for the rehabilitation hospital segment increased 13.1% to $294.4 million, compared to $260.2 million for the same quarter, prior year. Adjusted EBITDA for the rehabilitation hospital segment was $62.3 million for the fourth quarter ended December 31, 2024, compared to $66.3 million for the same quarter, prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 21.2% for the fourth quarter ended December 31, 2024, compared to 25.5% for the same quarter, prior year. Certain rehabilitation hospital key statistics are presented in table VII of this release for both the fourth quarters ended December 31, 2024 and 2023.

For the year ended December 31, 2024, revenue for the rehabilitation hospital segment increased 13.4% to $1,110.6 million, compared to $979.6 million for the prior year. Adjusted EBITDA for the rehabilitation hospital segment increased 10.8% to $245.7 million for the year ended December 31, 2024, compared to $221.9 million for the prior year. The Adjusted EBITDA margin for the rehabilitation hospital segment was 22.1% for the year ended December 31, 2024, compared to 22.6% for the prior year. Certain rehabilitation hospital key statistics are presented in table VIII of this release for the years ended December 31, 2024 and 2023.

Outpatient Rehabilitation Segment

For the fourth quarter ended December 31, 2024, revenue for the outpatient rehabilitation segment increased 7.2% to $319.6 million, compared to $298.2 million for the same quarter, prior year. Adjusted EBITDA for the outpatient rehabilitation segment increased 18.2% to $26.6 million for the fourth quarter ended December 31, 2024, compared to $22.5 million for the same quarter, prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 8.3% for the fourth quarter ended December 31, 2024, compared to 7.5% for the same quarter, prior year. Certain outpatient rehabilitation key statistics are presented in table VII of this release for the fourth quarters ended December 31, 2024 and 2023.

For the year ended December 31, 2024, revenue for the outpatient rehabilitation segment increased 5.2% to $1,250.3 million, compared to $1,188.9 million for the prior year. Adjusted EBITDA for the outpatient rehabilitation segment was $108.6 million for the year ended December 31, 2024, compared to $111.9 million for the prior year. The Adjusted EBITDA margin for the outpatient rehabilitation segment was 8.7% for the year ended December 31, 2024, compared to 9.4% for the prior year. Certain outpatient rehabilitation key statistics are presented in table VIII of this release for the years ended December 31, 2024 and 2023.

Dividend

On February 13, 2025, Select Medical’s board of directors declared a cash dividend of $0.0625 per share. The dividend will be payable on or about March 13, 2025 to stockholders of record as of the close of business on March 3, 2025.

There is no assurance that future dividends will be declared. The declaration and payment of dividends in the future are at the discretion of Select Medical’s board of directors after taking into account various factors, including, but not limited to, Select Medical’s financial condition, operating results, available cash and current and anticipated cash needs, the terms of Select Medical’s indebtedness, and other factors Select Medical’s board of directors may deem to be relevant.

Stock Repurchase Program

The board of directors of Select Medical has authorized a common stock repurchase program to repurchase up to $1.0 billion worth of shares of its common stock. The common stock repurchase program will remain in effect until December 31, 2025, unless further extended or earlier terminated by the board of directors. Stock repurchases under this program may be made in the open market or through privately negotiated transactions, and at times and in such amounts as Select Medical deems appropriate. Select Medical funds this program with cash on hand and borrowings under its revolving credit facility.

Select Medical did not repurchase shares under its authorized stock repurchase program during the year ended December 31, 2024. Since the inception of the common stock repurchase program through December 31, 2024, Select Medical has repurchased 48,234,823 shares at a cost of approximately $600.3 million, or $12.45 per share, which includes transaction costs.

Financing Transactions

On December 3, 2024, we entered into Amendment No. 11 to our credit agreement. Amendment No. 11 established a new incremental term loan in the aggregate amount of $1,050.0 million. The maturity date of the term loan is December 3, 2031. In addition, Amendment No. 11 extended the maturity date of the revolving credit facility to December 3, 2029 and increased the revolving credit facility commitments from $550.0 million to $600.0 million. The interest rate on the term loan is equal to Term SOFR plus 2.00%, or the Alternative Base Rate (as defined in the credit agreement) plus 1.00%. The interest rate on the revolving facility is equal to Adjusted Term SOFR plus a percentage ranging from 2.25% to 2.50%, or the Alternative Base Rate (as defined in the credit agreement) plus a percentage ranging from 1.25% to 1.50%, in each case subject to a specified leverage ratio.

On December 3, 2024, Select issued and sold $550.0 million aggregate principal amount of 6.250% senior notes due December 1, 2032. Select used the net proceeds of the 6.250% senior notes due 2032, together with the proceeds from the incremental term loan borrowings (as described above) and cash on hand, to redeem in full the $1,225.0 million senior notes due 2026, repay the existing term loans, and pay related fees and expenses associated with the financing. Interest on the 2032 senior notes accrues at the rate of 6.250% per annum and is payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2025.

Business Outlook

Select Medical is issuing its business outlook for 2025. Select Medical expects revenue to be in the range of $5.4 billion to $5.6 billion, Adjusted EBITDA to be in the range of $520.0 million to $540.0 million, and fully diluted earnings per share to be in the range of $1.09 to $1.19. A reconciliation of full year 2025 Adjusted EBITDA expectations to income from continuing operations, net of tax, is presented in table XI of this release.

Conference Call

Select Medical will host a conference call regarding its results for the fourth quarter and full year ended December 31, 2024, and its business outlook on Friday, February 21, 2025, at 9:00am ET. The conference call will be a live webcast and can be accessed at Select Medical Holdings Corporation’s website at www.selectmedicalholdings.com. A replay of the webcast will be available shortly after the call through the same link.

For listeners wishing to dial-in via telephone, or participate in the question and answer session, you may pre-register for the call at Select Medical Earnings Call Registration to obtain your dial-in number and unique passcode.

* * * * *

Certain statements contained herein that are not descriptions of historical facts are “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995), including statements related to Select Medical's 2025 long-term business outlook. Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements due to factors including the following:

•	changes in government reimbursement for our services and/or new payment policies may result in a reduction in revenue, an increase in costs, and a reduction in profitability;

•	adverse economic conditions including an inflationary environment could cause us to continue to experience increases in the prices of labor and other costs of doing business resulting in a negative impact on our business, operating results, cash flows, and financial condition;

•	shortages in qualified nurses, therapists, physicians, or other licensed providers, and/or the inability to attract or retain qualified healthcare professionals could limit our ability to staff our facilities;

•	shortages in qualified health professionals could cause us to increase our dependence on contract labor, increase our efforts to recruit and train new employees, and expand upon our initiatives to retain existing staff, which could increase our operating costs significantly;

•	the negative impact of public threats such as a global pandemic or widespread outbreak of an infectious disease similar to the COVID-19 pandemic;

•	the failure of our Medicare-certified long term care hospitals or inpatient rehabilitation facilities to maintain their Medicare certifications may cause our revenue and profitability to decline;

•	the failure of our Medicare-certified long term care hospitals and inpatient rehabilitation facilities operated as “hospitals within hospitals” to qualify as hospitals separate from their host hospitals may cause our revenue and profitability to decline;

•	a government investigation or assertion that we have violated applicable regulations may result in sanctions or reputational harm and increased costs;

•	acquisitions or joint ventures may prove difficult or unsuccessful, use significant resources, or expose us to unforeseen liabilities;

•	our plans and expectations related to our acquisitions and our ability to realize anticipated synergies;

•	failure to complete or achieve some or all the expected benefits of the potential separation of Concentra;

•	private third-party payors for our services may adopt payment policies that could limit our future revenue and profitability;

•	the failure to maintain established relationships with the physicians in the areas we serve could reduce our revenue and profitability;

•	competition may limit our ability to grow and result in a decrease in our revenue and profitability;

•	the loss of key members of our management team could significantly disrupt our operations;

•	the effect of claims asserted against us could subject us to substantial uninsured liabilities;

•	a security breach of our or our third-party vendors’ information technology systems may subject us to potential legal and reputational harm and may result in a violation of the Health Insurance Portability and Accountability Act of 1996 or the Health Information Technology for Economic and Clinical Health Act; and

•	other factors discussed from time to time in our filings with the Securities and Exchange Commission (the “SEC”), including factors discussed under the heading “Risk Factors” of the annual report on Form 10-K for the year ended December 31, 2024.

Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we are under no obligation to publicly update or revise any forward-looking statements, whether as a result of any new information, future events, or otherwise. You should not place undue reliance on our forward-looking statements. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results or performance.

Investor inquiries:

Joel T. Veit

Senior Vice President and Treasurer

717-972-1100

ir@selectmedical.com

SOURCE: Select Medical Holdings Corporation

I. Condensed Consolidated Statements of Operations

For the Three Months Ended December 31, 2023 and 2024

(In thousands, except per share amounts, unaudited)

	2023	2024	% Change
Revenue	$1,218,116	$1,312,564	7.8%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	1,074,062	1,175,099	9.4
General and administrative	44,090	80,197	81.9
Depreciation and amortization	35,485	36,283	2.2
Total costs and expenses	1,153,637	1,291,579	12.0
Other operating income	458	106	(76.9)
Income from continuing operations before other income and expense	64,937	21,091	(67.5)
Other income and expense:
Loss on early retirement of debt	—	(17,906)	N/M
Equity in earnings of unconsolidated subsidiaries	10,195	10,423	2.2
Interest expense	(40,263)	(28,551)	(29.1)
Income (loss) from continuing operations before income taxes	34,869	(14,943)	N/M
Income tax expense (benefit) from continuing operations	4,618	(4,487)	N/M
Income (loss) from continuing operations, net of tax	30,251	(10,456)	N/M
Discontinued operations:
Income from discontinued business	38,779	24,669	(36.4)
Income tax expense from discontinued business	7,232	10,457	44.6
Income from discontinued operations, net of tax	31,547	14,212	(54.9)
Net income	61,798	3,756	(93.9)
Less: Net income attributable to non-controlling interests	15,529	19,806	27.5
Net income (loss) attributable to Select Medical	$46,269	$(16,050)	N/M
Net income (loss) attributable to Select Medical’s common stockholders:
Income (loss) from continuing operations, net of tax	$15,743	$(23,664)
Income from discontinued operations, net of tax	30,526	7,614
Net income (loss) attributable to Select Medical’s common stockholders	$46,269	$(16,050)
Basic earnings (loss) per common share:
Continuing operations	$0.12	$(0.18)
Discontinued operations	0.24	0.06
Total basic earnings (loss) per common share	$0.36	$(0.12)
Diluted earnings (loss) per common share:
Continuing operations	$0.12	$(0.19)
Discontinued operations	0.24	0.06
Total diluted earnings (loss) per common share	$0.36	$(0.13)

(1)	Refer to table III for calculation of earnings per common share.

N/M	Not meaningful.

II. Condensed Consolidated Statements of Operations

For the Years Ended December 31, 2023 and 2024

(In thousands, except per share amounts, unaudited)

	2023	2024	% Change
Revenue	$4,825,977	$5,187,105	7.5%
Costs and expenses:
Cost of services, exclusive of depreciation and amortization	4,254,369	4,553,461	7.0
General and administrative	170,193	225,869	32.7
Depreciation and amortization	135,691	142,866	5.3
Total costs and expenses	4,560,253	4,922,196	7.9
Other operating income	1,518	3,406	124.4
Income from continuing operations before other income and expense	267,242	268,315	0.4
Other income and expense:
Loss on early retirement of debt	(14,692)	(28,845)	96.3
Equity in earnings of unconsolidated subsidiaries	41,339	63,904	54.6
Interest expense	(154,165)	(128,605)	(16.6)
Income from continuing operations before income taxes	139,724	174,769	25.1
Income tax expense from continuing operations	29,253	44,782	53.1
Income from continuing operations, net of tax	110,471	129,987	17.7
Discontinued operations:
Income from discontinued business	242,632	223,414	(7.9)
Income tax expense from discontinued business	53,372	56,697	6.2
Income from discontinued operations, net of tax	189,260	166,717	(11.9)
Net income	299,731	296,704	(1.0)
Less: Net income attributable to non-controlling interests	56,240	82,666	47.0
Net income attributable to Select Medical	$243,491	$214,038	(12.1)%
Net income attributable to Select Medical’s common stockholders:
Income from continuing operations, net of tax	$59,027	$65,473
Income from discontinued operations, net of tax	184,464	148,565
Net income attributable to Select Medical’s common stockholders:	$243,491	$214,038
Earnings per common share:
Continuing operations - basic and diluted	$0.46	$0.51
Discontinued operations - basic and diluted	1.44	1.15
Basic and diluted earnings per common share:(1)	$1.91 (2)	$1.66

(1)	Refer to table III for calculation of earnings per common share.

(2)	Does not total due to rounding.

N/M	Not meaningful.

III. Earnings per Share

For the Three Months and Years Ended December 31, 2023 and 2024

(In thousands, except per share amounts, unaudited)

Select Medical’s capital structure includes common stock and unvested restricted stock awards. To compute earnings per share (“EPS”), Select Medical applies the two-class method because its unvested restricted stock awards are participating securities which are entitled to participate equally with its common stock in undistributed earnings. Select Medical applies the treasury stock method when computing diluted EPS.

The following table sets forth the income from continuing operations, net of tax, attributable to Select Medical’s common stockholders, its common shares outstanding, and its participating securities outstanding for the three months and years ended December 31, 2023 and 2024:

	Basic EPS
	Three Months Ended December 31,		Years Ended December 31,
	2023	2024	2023	2024
Income (loss) from continuing operations, net of tax	$30,251	$(10,456)	$110,471	$129,987
Less: Net income attributable to non-controlling interests	14,508	13,208	51,444	64,514
Income (loss) from continuing operations, net of tax, attributable to Select Medical’s common stockholders	15,743	(23,664)	59,027	65,473
Less: distributed and undistributed net income (loss) attributable to participating securities(1)	556	(597)	2,127	2,319
Income (loss) from continuing operations, net of tax, attributable to common shares	$15,187	$(23,067)	$56,900	$63,154

The following tables set forth the computation of EPS for the three months and years ended December 31, 2023 and 2024:

	Three Months Ended December 31,
	2023
	Income from Continuing Operations, Net of Tax, Allocation	Shares(1)	Basic and Diluted EPS

	(in thousands, except for per share amounts)
Common shares	$15,187	123,817	$0.12
Participating securities	556	4,530	$0.12
Total	$15,743

	Three Months Ended December 31,
	2024
	Loss from Continuing Operations, Net of Tax, Allocation - Basic	Basic Shares(1)	Basic EPS	Loss from Continuing Operations, Net of Tax, Allocation - Diluted	Diluted Shares(1)	Diluted EPS

	(in thousands, except for per share amounts)
Common shares	$(23,067)	125,923	$(0.18)	$(23,664)	127,535	$(0.19)
Participating securities	(597)	3,261	$(0.18)
Total	$(23,664)

	Year Ended December 31,
	2023			2024
	Income from Continuing Operations, Net of Tax, Allocation	Shares(1)	Basic and Diluted EPS	Income from Continuing Operations, Net of Tax, Allocation	Shares(1)	Basic and Diluted EPS

	(in thousands, except for per share amounts)
Common shares	$56,900	123,105	$0.46	$63,154	124,614	$0.51
Participating securities	2,127	4,601	$0.46	2,319	4,576	$0.51
Total	$59,027			$65,473

(1)	Represents the weighted average share count outstanding during the period.

IV. Condensed Consolidated Balance Sheets

(In thousands, unaudited)

	December 31,
	2023	2024
Assets
Current Assets:
Cash and cash equivalents	$52,632	$59,694
Accounts receivable	724,141	821,385
Current assets of discontinued operations	291,064	—
Other current assets	189,809	138,698
Total Current Assets	1,257,646	1,019,777
Operating lease right-of-use assets	790,764	908,095
Property and equipment, net	845,191	872,185
Goodwill	2,283,425	2,331,898
Identifiable intangible assets, net	105,147	103,183
Non-current assets of discontinued operations	2,039,142	—
Other assets	368,316	372,813
Total Assets	$7,689,631	$5,607,951
Liabilities and Equity
Current Liabilities:
Payables and accruals	$735,857	$777,781
Current operating lease liabilities	172,454	179,601
Current portion of long-term debt and notes payable	68,874	20,269
Current liabilities of discontinued operations	271,280	—
Total Current Liabilities	1,248,465	977,651
Non-current operating lease liabilities	668,557	787,124
Long-term debt, net of current portion	3,584,384	1,691,546
Non-current deferred tax liability	119,942	81,497
Non-current liabilities of discontinued operations	411,487	—
Other non-current liabilities	82,781	73,038
Total Liabilities	6,115,616	3,610,856
Redeemable non-controlling interests	26,297	10,167
Total Equity	1,547,718	1,986,928
Total Liabilities and Equity	$7,689,631	$5,607,951

V. Condensed Consolidated Statements of Cash Flows

For the Three Months Ended December 31, 2023 and 2024

(In thousands, unaudited)

	2023	2024
Operating activities
Net income	$61,798	$3,756
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	13,521	8,742
Depreciation and amortization	53,984	45,743
Provision for expected credit losses	(71)	2,620
Equity in earnings of unconsolidated subsidiaries	(10,195)	(10,423)
Loss on extinguishment of debt	—	8,099
(Gain) loss on sale of assets and businesses	(50)	48
Stock compensation expense	11,818	61,271
Amortization of debt discount, premium and issuance costs	748	684
Deferred income taxes	930	2,507
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	4,170	20,916
Other current assets	(12,098)	10,216
Other assets	3,003	(1,009)
Accounts payable and accrued expenses	51,884	(27,738)
Net cash provided by operating activities	179,442	125,432
Investing activities
Business combinations, net of cash acquired	(9,085)	(10,786)
Purchases of property and equipment	(60,603)	(63,429)
Proceeds from sale of assets and businesses	104	22
Net cash used in investing activities	(69,584)	(74,193)
Financing activities
Borrowings on revolving facilities	270,000	290,000
Payments on revolving facilities	(330,000)	(195,000)
Proceeds from term loans, net of issuance costs	—	1,043,355
Payments on term loans	(5,258)	(372,982)
Payment on senior notes, including call premium	—	(1,237,764)
Proceeds from senior notes, net of issuance costs	—	539,261
Borrowings of other debt	550	4,086
Principal payments on other debt	(8,648)	(29,498)
Dividends paid to common stockholders	(16,048)	(16,124)
Repurchase of common stock	(1,709)	(19,981)
Increase in overdrafts	280	11,630
Proceeds from issuance of non-controlling interests	2,472	6,300
Distributions to and purchases of non-controlling interests	(14,931)	(24,201)
Cash transferred to Concentra at separation	—	(182,095)
Net cash used in financing activities	(103,292)	(183,013)
Net increase (decrease) in cash and cash equivalents	6,566	(131,774)
Cash and cash equivalents at beginning of period	77,440	191,468
Cash and cash equivalents at end of period(1)	$84,006	$59,694
Supplemental information:
Cash paid for interest, excluding amounts received of $22,465 under the interest rate cap contract in 2023	$50,564	$39,472
Cash paid for taxes	10,008	30,491

(1)	Discontinued operations at December 31, 2023, includes $31.4 million of cash and cash equivalents.

VI. Condensed Consolidated Statements of Cash Flows

For the Years Ended December 31, 2023 and 2024

(In thousands, unaudited)

	2023	2024
Operating activities
Net income	$299,731	$296,704
Adjustments to reconcile net income to net cash provided by operating activities:
Distributions from unconsolidated subsidiaries	23,417	39,178
Depreciation and amortization	208,742	203,894
Provision for expected credit losses	1,030	4,279
Equity in earnings of unconsolidated subsidiaries	(40,813)	(60,228)
Loss on extinguishment of debt	175	19,038
Gain on sale of assets and businesses	(57)	(1,063)
Stock compensation expense	43,809	100,670
Amortization of debt discount, premium and issuance costs	2,647	2,963
Deferred income taxes	(16,119)	(32,434)
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	1,156	(95,845)
Other current assets	(29,374)	18,072
Other assets	10,031	12,933
Accounts payable and accrued expenses	77,683	9,703
Net cash provided by operating activities	582,058	517,864
Investing activities
Business combinations, net of cash acquired	(29,567)	(13,097)
Purchases of property, equipment, and other assets	(229,200)	(222,177)
Investment in businesses	(9,873)	—
Proceeds from sale of assets and businesses	163	4,263
Net cash used in investing activities	(268,477)	(231,011)
Financing activities
Borrowings on revolving facilities	905,000	1,240,000
Payments on revolving facilities	(1,070,000)	(1,415,000)
Proceeds from term loans, net of issuance costs	2,092,232	1,880,052
Payments on term loans	(2,113,952)	(2,092,485)
Payment on senior notes	—	(1,237,764)
Proceeds from senior notes, net of issuance costs	—	1,176,598
Borrowings of other debt	31,399	24,892
Principal payments on other debt	(46,946)	(65,280)
Dividends paid to common stockholders	(63,904)	(64,617)
Repurchase of common stock	(12,759)	(37,905)
Decrease in overdrafts	(1,687)	(4,471)
Proceeds from issuance of non-controlling interests	22,935	15,713
Distributions to and purchases of non-controlling interests	(63,531)	(60,001)
Purchase of membership interests of Concentra Group Holdings Parent	(6,268)	—
Proceeds from Concentra initial public offering	—	511,198
Cash transferred to Concentra at separation	—	(182,095)
Net cash used in financing activities	(327,481)	(311,165)
Net decrease in cash and cash equivalents	(13,900)	(24,312)
Cash and cash equivalents at beginning of period	97,906	84,006
Cash and cash equivalents at end of period(1)	$84,006	$59,694
Supplemental information:
Cash paid for interest, excluding amounts received of $82,818 and $68,069 under the interest rate cap contract in 2023 and 2024, respectively	$272,261	$256,229
Cash paid for taxes	88,510	133,187

(1)	Discontinued operations at December 31, 2023, includes $31.4 million of cash and cash equivalents.

VII. Key Statistics
For the Three Months Ended December 31, 2023 and 2024

(unaudited)

	2023	2024	% Change
Critical Illness Recovery Hospital
Number of hospitals operated – end of period(a)	107	104
Revenue (,000)	$567,128	$600,445	5.9%
Number of patient days(b)(c)	277,470	274,134	(1.2)%
Number of admissions(b)(d)	9,126	8,691	(4.8)%
Revenue per patient day(b)(e)	$2,037	$2,183	7.2%
Occupancy rate(b)(f)	66%	67%	1.5%
Adjusted EBITDA (,000)	$57,384	$63,098	10.0%
Adjusted EBITDA margin	10.1%	10.5%
Rehabilitation Hospital
Number of hospitals operated – end of period(a)	33	35
Revenue (,000)	$260,166	$294,352	13.1%
Number of patient days(b)(c)	116,003	119,870	3.3%
Number of admissions(b)(d)	8,264	8,626	4.4%
Revenue per patient day(b)(e)	$2,063	$2,177	5.5%
Occupancy rate(b)(f)	85%	81%	(4.7)%
Adjusted EBITDA (,000)	$66,344	$62,277	(6.1)%
Adjusted EBITDA margin	25.5%	21.2%
Outpatient Rehabilitation
Number of clinics operated – end of period(a)	1,933	1,914
Working days(g)	63	64
Revenue (,000)	$298,235	$319,598	7.2%
Number of visits(b)(h)	2,672,936	2,811,704	5.2%
Revenue per visit(b)(i)	$100	$102	2.0%
Adjusted EBITDA (,000)	$22,473	$26,561	18.2%
Adjusted EBITDA margin	7.5%	8.3%

(a)	Includes managed locations.

(b)	Excludes managed locations.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the portion of our hospitals being utilized for patient care during the periods presented. Occupancy rate is calculated using the number of patient days, as presented above, divided by the total number of bed days available during the period. Bed days available is derived by adding the daily number of available licensed beds for each of the periods presented.

(g)	Represents the number of days in which normal business operations were conducted during the periods presented.

(h)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics during the periods presented.

(i)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits.

VIII. Key Statistics
For the Years Ended December 31, 2023 and 2024

(unaudited)

	2023	2024	% Change
Critical Illness Recovery Hospital
Number of hospitals operated – end of period(a)	107	104
Revenue (,000)	$2,299,773	$2,444,196	6.3%
Number of patient days(b)(c)	1,108,492	1,118,757	0.9%
Number of admissions(b)(d)	36,225	35,784	(1.2)%
Revenue per patient day(b)(e)	$2,067	$2,177	5.3%
Occupancy rate(b)(f)	68%	68%	0.0%
Adjusted EBITDA (,000)	$246,015	$301,634	22.6%
Adjusted EBITDA margin	10.7%	12.3%
Rehabilitation Hospital
Number of hospitals operated – end of period(a)	33	35
Revenue (,000)	$979,585	$1,110,592	13.4%
Number of patient days(b)(c)	446,145	470,594	5.5%
Number of admissions(b)(d)	31,627	33,665	6.4%
Revenue per patient day(b)(e)	$2,017	$2,134	5.8%
Occupancy rate(b)(f)	85%	84%	(1.2)%
Adjusted EBITDA (,000)	$221,875	$245,748	10.8%
Adjusted EBITDA margin	22.6%	22.1%
Outpatient Rehabilitation
Number of clinics operated – end of period(a)	1,933	1,914
Working days(g)	254	256
Revenue (,000)	$1,188,914	$1,250,294	5.2%
Number of visits(b)(h)	10,657,558	11,147,920	4.6%
Revenue per visit(b)(i)	$100	$101	1.0%
Adjusted EBITDA (,000)	$111,868	$108,577	(2.9)%
Adjusted EBITDA margin	9.4%	8.7%

(a)	Includes managed locations.

(b)	Excludes managed locations.

(c)	Each patient day represents one patient occupying one bed for one day during the periods presented.

(d)	Represents the number of patients admitted to Select Medical’s hospitals during the periods presented.

(e)	Represents the average amount of revenue recognized for each patient day. Revenue per patient day is calculated by dividing patient service revenues, excluding revenues from certain other ancillary and outpatient services provided at Select Medical’s hospitals, by the total number of patient days.

(f)	Represents the portion of our hospitals being utilized for patient care during the periods presented. Occupancy rate is calculated using the number of patient days, as presented above, divided by the total number of bed days available during the period. Bed days available is derived by adding the daily number of available licensed beds for each of the periods presented.

(g)	Represents the number of days in which normal business operations were conducted during the periods presented.

(h)	Represents the number of visits in which patients were treated at Select Medical’s outpatient rehabilitation clinics during the periods presented.

(i)	Represents the average amount of revenue recognized for each patient visit. Revenue per visit is calculated by dividing patient service revenue, excluding revenues from certain other ancillary services, by the total number of visits.

IX. Income from Continuing Operations, Net of Tax, to Adjusted EBITDA Reconciliation

For the Three Months and Years Ended December 31, 2023 and 2024

(In thousands, unaudited)

The presentation of Adjusted EBITDA is important to investors because Adjusted EBITDA is commonly used as an analytical indicator of performance by investors within the healthcare industry. Adjusted EBITDA is used by management to evaluate financial performance and determine resource allocation for each of Select Medical’s segments. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States of America (“GAAP”). Items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to, or substitute for, income from continuing operations, income from continuing operations before other income and expense, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying definitions, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

The following table reconciles income from continuing operations, net of tax, to Adjusted EBITDA for Select Medical. Adjusted EBITDA is used by Select Medical to report its segment performance. Adjusted EBITDA is defined as earnings from continuing operations excluding interest, income taxes, depreciation and amortization, gain (loss) on early retirement of debt, stock compensation expense, transaction costs associated with the Concentra separation, gain (loss) on sale of businesses, and equity in earnings (losses) of unconsolidated subsidiaries.

	Three Months Ended December 31,		Years Ended December 31,
	2023	2024	2023	2024
Income (loss) from continuing operations, net of tax	$30,251	$(10,456)	$110,471	$129,987
Income tax expense (benefit)	4,618	(4,487)	29,253	44,782
Interest expense	40,263	28,551	154,165	128,605
Equity in earnings of unconsolidated subsidiaries	(10,195)	(10,423)	(41,339)	(63,904)
Loss on early retirement of debt	—	17,906	14,692	28,845
Income from continuing operations before other income and expense	$64,937	$21,091	$267,242	$268,315
Stock compensation expense:
Included in general and administrative	9,658	47,414	36,041	79,931
Included in cost of services	1,688	12,902	7,117	19,283
Depreciation and amortization	35,485	36,283	135,691	142,866
Concentra separation transaction costs(b)	—	(1,698)	—	—
Adjusted EBITDA	$111,768	$115,992	$446,091	$510,395

Critical illness recovery hospital	$57,384	$63,098	$246,015	$301,634
Rehabilitation hospital	66,344	62,277	221,875	245,748
Outpatient rehabilitation	22,473	26,561	111,868	108,577
Other(a)	(34,433)	(35,944)	(133,667)	(145,564)
Adjusted EBITDA	$111,768	$115,992	$446,091	$510,395

(a)	Other primarily includes general and administrative costs and other operating income, as discussed further above.

(b)	During the three months ended December 31, 2024, transaction costs of $1.7 million recognized in previous periods were reclassified from income from continuing operations to income from discontinued operations. Total Concentra separation transaction costs of $16.3 million were recognized during the year ended December 31, 2024 and included in income from discontinued business.

X. Reconciliation of Earnings per Common Share from Continuing Operations, Net of Tax, to Adjusted Earnings per Common Share from Continuing Operations, Net of Tax

For the Years Ended December 31, 2023 and 2024

(In thousands, except per share amounts, unaudited)

Adjusted income from continuing operations, net of tax, attributable to common shares and adjusted earnings per common share from continuing operations are not measures of financial performance under GAAP. Items excluded from adjusted income from continuing operations, net of tax, attributable to common shares and adjusted earnings per common share from continuing operations are significant components in understanding and assessing financial performance. Select Medical believes that the presentation of adjusted income from continuing operations, net of tax, attributable to common shares and adjusted earnings per common share from continuing operations are important to investors because they are reflective of the financial performance of Select Medical’s ongoing operations and provide better comparability of its results of operations between periods. Adjusted income from continuing operations, net of tax, attributable to common shares and adjusted earnings per common share from continuing operations should not be considered in isolation or as alternatives to, or substitutes for, income from continuing operations, net of tax, cash flows generated by operations, investing or financing activities, or other financial statement data presented in the consolidated financial statements as indicators of financial performance or liquidity. Because adjusted income from continuing operations, net of tax, attributable to common shares and adjusted earnings per common share are not measurements determined in accordance with GAAP and are thus susceptible to varying calculations, adjusted income from continuing operations, net of tax, attributable to common shares and adjusted earnings per common share from continuing operations as presented may not be comparable to other similarly titled measures of other companies.

The following tables reconcile income from continuing operations, net of tax, attributable to common shares and earnings per common share from continuing operations on a fully diluted basis to adjusted income from continuing operations, net of tax, attributable to common shares and adjusted earnings per common share from continuing operations on a fully diluted basis.

	Three Months Ended December 31,
	2023	Per Share(a)	2024	Per Share(a)
Income from continuing operations, net of tax, attributable to common shares(a)	$15,187	$0.12	$(23,664)	(0.19)
Adjustments:(b)
Loss on early retirement of debt, net of tax	—	—	12,885	0.10
Concentra separation transaction costs, net of tax	—	—	(1,241)	(0.01)
Stock compensation expense due to accelerated vesting, net of tax	—	—	34,645	0.28
Adjusted income from continuing operations, net of tax, attributable to common shares	$15,187	$0.12	$22,625	$0.18

	Years Ended December 31,
	2023	Per Share(a)	2024	Per Share(a)
Income from continuing operations, net of tax, attributable to common shares(a)	$56,900	$0.46	$63,154	$0.51
Adjustments:(b)
Loss on early retirement of debt, net of tax	10,019	0.08	20,311	0.16
Stock compensation expense due to accelerated vesting, net of tax	—	—	33,846	0.27
Adjusted income from continuing operations, net of tax, attributable to common shares	$66,919	$0.54	$117,311	$0.94

(a)	Income from continuing operations, net of tax, attributable to common shares and earnings per common share from continuing operations are calculated based on the diluted weighted average common shares outstanding, as presented in table III.

(b)	Adjustments to income from continuing operations, net of tax, attributable to common shares include estimated income tax and non-controlling interest impacts and are calculated based on the diluted weighted average common shares outstanding. The estimated income tax impact, which is determined using tax rates based on the nature of the adjustment and the jurisdiction in which the adjustment occurred, includes both current and deferred income tax expense or benefit.

XI. Income from Continuing Operations, Net of Tax, to Adjusted EBITDA Reconciliation

Business Outlook for the Year Ending December 31, 2025

(In millions, unaudited)

The following is a reconciliation of full year 2025 Adjusted EBITDA expectations as computed at the low and high points of the range to the closest comparable GAAP financial measure. Refer to table IX for the definition of Adjusted EBITDA and a discussion of Select Medical’s use of Adjusted EBITDA in evaluating financial performance. Each item presented in the below table is an estimation of full year 2025 expectations.

	Range
Non-GAAP Measure Reconciliation	Low	High
Income from continuing operations, net of tax, attributable to Select Medical	$142	$155
Net income attributable to non-controlling interests	75	78
Income from continuing operations, net of tax	217	233
Income tax expense	79	84
Interest expense	107	107
Equity in earnings of unconsolidated subsidiaries	(47)	(48)
Income from continuing operations before other income and expense	356	376
Stock compensation expense	18	18
Depreciation and amortization	146	146
Adjusted EBITDA	$520	$540